UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 10, 2008

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation

                On August 17, 2006, Interleukin Genetics, Inc. (the “Company”) entered into a stock purchase agreement and further amended its note purchase agreement with Pyxis Innovations Inc. (“Pyxis”) dated October 23, 2002, as amended, to, among other things, provide for the establishment of a new $14 million convertible credit facility with Pyxis.  The Company reported the establishment of the convertible credit facility in a Current Report on Form 8-K filed August 21, 2006 and filed the form of promissory note issuable to Pyxis in connection the Company’s draw downs under the facility as Exhibit 10.4 on Amendment No. 1 to Form 8-K on October 31, 2006.  Subject to certain customary conditions, the Company may draw down against the convertible credit facility until August 17, 2008.

                On June 10, 2008, the Company elected to draw down $4,000,000 under the convertible credit facility and issued a convertible promissory note to Pyxis in that amount.  The principal amount of the note is due and payable on August 16, 2011.  The note bears interest at a variable rate equal to the “prime rate” and the interest is payable quarterly.  Prior to the maturity date, any portion or the entire outstanding principal and any accrued but unpaid interest under the note is convertible at Pyxis’s election into shares of the Company’s common stock at a price of $5.6783 per share.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: June 12, 2008	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)